UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 25, 2010

Zanett, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32589	56-4389547
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

635 Madison Avenue, 15th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 583-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

           On May 25, 2010, Zanett, Inc. (the “Company”) issued a promissory note to Rockport Investments Ltd. (“Rockport”) in the principal amount of $500,000, bearing interest at a rate of 1.5% per month (the “Note”).  Interest payments are due monthly beginning on June 7, 2010, and the principal balance of the Note and accrued but unpaid interest is due and payable on July 27, 2010 (the “Maturity Date”).  Upon the occurrence of an “Event of Default” (as defined below), the entire principal amount of the Note and any accrued but unpaid interest thereunder will become immediately due and payable.  “Event of Default” means the occurrence of any of the following: (a) default in any payment by the Company under the Note when due; (b) sale of all or substantially all of the Company’s assets, or any formal action in contemplation of the dissolution, liquidation or termination of the Company’s existence; (c) entry of a judgment in an amount in excess of $100,000 against the Company or attachment or seizure of or levy upon any material property of the Company; (d) acceleration of the maturity of any of the Company’s liabilities for borrowed money; or (e) institution of any proceedings by or against the Company under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or the Company’s making an assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or other judicial representative for the Company or the Company’s property.

If the Company fails to pay any amounts due under the Note on the Maturity Date, the Company must issue to Rockport 10,000 shares (as adjusted for stock splits, dividends or similar events) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for each calendar day that elapses after the Maturity Date until all amounts due and payable by the Company under the Note are paid in full, subject to any limitations on the amount of Common Stock that may be issued without shareholder approval or otherwise under NASDAQ Listing Rule 5635(d) or any successor or similar rule.  Assuming the application of NASDAQ Listing Rule 5635(d), the maximum number of shares of Common Stock so issuable would equal 19.99% of the number of shares of Common Stock outstanding immediately prior to the issuance of the Note, or 1,768,718 shares.

The Note is unsecured and subordinated to the Company’s obligations to its senior lender, Bank of America, N.A. (“BOA”), under the Loan and Security Agreement by and between the Company, Zanett Commercial Solutions, Inc., a wholly-owned subsidiary of the Company, and BOA, as successor-by-merger to LaSalle Bank National Association.

In addition to the Note, as disclosed on the Current Report on Form 8-K filed by the Company on April 6, 2010, the Company previously issued a promissory note to Rockport in the principal amount of $7,131,983, convertible into Common Stock, bearing interest at 7.95% per annum, payable quarterly in arrears, with a maturity date of March 31, 2015 (the “Convertible Note”).  Rockport and Claudio Guazzoni, the Company’s Chairman and Chief Executive Officer, entered into a voting agreement in connection with the issuance of the Convertible Note and the acquisition of certain other promissory notes of the Company by Rockport, pursuant to which Rockport appointed Mr. Guazzoni as its proxy to exercise such voting rights in his discretion at all meetings of the stockholders of the Company as long as any amount remains outstanding under the Convertible Note.  The Convertible Note was issued to Rockport in exchange for the Company’s $3,000,000 line of credit with Rockport.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information reported under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Subordinated Promissory Note due July 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANETT, INC.

Date: June 1, 2010	By:	/s/ Dennis Harkins
Dennis Harkins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Subordinated Promissory Note due July 27, 2010